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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Ibis Technology Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Ibis Technology Corporation
32 Cherry Hill Drive
Danvers, MA 01923

Notice of Special Meeting of Stockholders to be Held

on December [    ], 2008

To the Stockholders:

        A special meeting of stockholders of Ibis Technology Corporation, a Massachusetts corporation (the "Company", or "Ibis"), will be held at the Company's offices at 32 Cherry Hill Drive, Danvers, Massachusetts on December [    ], 2008 at 9:00 a.m., local time, for the following purposes:

  1.
  To approve and adopt the Plan of Complete Liquidation and Dissolution of the Company in the form attached to the accompanying proxy statement as Appendix A, and to approve the dissolution of the Company.

  2.
  To consider and vote upon the adjournment of the special meeting to a later date, if necessary, to solicit additional proxies in the event that there are insufficient shares present in person or by proxy voting in favor of the matter presented at the special meeting.

  3.
  To transact such other business as may properly come before the special meeting or any adjournment or adjournments thereof.

        The foregoing items of business are more fully described in the proxy statement accompanying this Notice. Stockholders of record at the close of business on November 25, 2008 will be entitled to notice of and to vote at the meeting or any adjournment or adjournments thereof.

        All stockholders are cordially invited to attend the special meeting. Whether or not you expect to attend the special meeting, please complete, date and sign the enclosed proxy card and mail it promptly in the enclosed envelope in order to ensure representation of your shares.

                      By Order of the Board of Directors,

                      William J. Schmidt
                       Secretary

                      November [    ], 2008

IBIS TECHNOLOGY CORPORATION
32 Cherry Hill Drive
Danvers, MA 10923

PROXY STATEMENT

Special Meeting of Stockholders to be Held on December [    ], 2008

        Ibis Technology Corporation, a Massachusetts corporation, often referred to as "Ibis," "we" or "us" in this document, is sending you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at a special meeting of stockholders. The special meeting will be held on December [    ], 2008 at 9:00 a.m., local time, at the Company's offices at 32 Cherry Hill Drive, Danvers, Massachusetts. If the meeting is adjourned for any reason, then the proxies may be used at any adjournment or postponement of the special meeting.

        This proxy statement summarizes information about the proposals that our stockholders will consider at the special meeting and other information you may find useful in determining how to vote. The proxy card is a means by which you actually authorize another person to vote your shares in accordance with your instructions.

        At the special meeting, stockholders will consider and act upon the following matters:

  1.
  To approve and adopt the Plan of Complete Liquidation and Dissolution of Ibis Technology Corporation in the form attached hereto as Appendix A, and approve the dissolution of Ibis.

  2.
  To consider and vote upon the adjournment of the special meeting to a later date, if necessary, to solicit additional proxies in the event that there are insufficient shares present in person or by proxy voting in favor of the matter presented at the special meeting.

  3.
  To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

        Our principal executive offices are located at 32 Cherry Hill Drive, Danvers, Massachusetts. The telephone number for our principal executive offices is (978)777-4247. We are mailing this proxy statement, the accompanying proxy card and the accompanying copy of the annual reports, as amended, of Ibis on Form 10-K for the year ended December 31, 2007 on or about [                    ], 2008.

SUMMARY

        This summary highlights the material terms of the transactions proposed in this proxy statement and may not contain all of the information that you may consider important. To understand more fully our plan for liquidation and our dissolution and for a more complete description of the legal terms of this proposal, you should read the entire proxy statement and the other documents to which we have referred you, including the Plan of Complete Liquidation and Dissolution, attached hereto as Appendix A. For further discussion, you should read "Who can help answer questions?" on page 6 of this proxy statement.

Purpose of Special Meeting

  •
  Approve and adopt the Ibis Technology Corporation Plan of Complete Liquidation and Dissolution ("Plan of Liquidation") and approve the dissolution of Ibis, and

  •
  Approve, if necessary, the adjournment of the special meeting to a later date to solicit additional proxies.

Plan of Complete Liquidation and Dissolution (see pages 11-24)

        Under the Plan of Liquidation, we will distribute to our stockholders, in cash or in-kind, all of our property and assets.

Estimated Distribution Amounts

        Although we cannot predict with certainty the amount or timing of any liquidating distributions to our stockholders, the table below sets forth a range of possible outcomes.

        Factors that could result in material fluctuations within the expected ranges include:

  •
  variations in the amounts we are able to obtain in selling our remaining assets;

  •
  variations in our estimated operating costs to wind up our business; and

  •
  variations in our transaction expenses related to our dissolution.

Transaction Costs

        If the Plan of Liquidation is approved, in addition to settling current liabilities as of $200,000, we expect to incur the following operating and transactions costs:

  •
  Future operating costs and transaction fees of at least $300,000 after December 31, 2008;

  •
  Change of control agreement costs and related costs of at least $660,000 after December 31, 2008; and

  •
  Other costs, including insurance costs and facilities costs, of at least $700,000 after December 31, 2008

        In addition, we may incur additional liabilities arising out of contingent claims, such as liabilities relating to lawsuits that could be brought against us in the future, that are not yet reflected as liabilities on our balance sheet.

Vote Required (see pages 25 and 26)

  •
  Plan of Liquidation and the dissolution—The affirmative vote of two-thirds of all of the votes entitled to be cast are required to approve this proposal.

  •
  Adjournment of the special meeting to a later date, if necessary—The affirmative vote of a majority of the shares voted at the special meeting are required to approve this proposal.

GENERAL INFORMATION

Who is entitled to vote at the special meeting?

        The record date for the special meeting is November 25, 2008. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the special meeting. At the close of business on the record date there were 14,317,482 shares of our common stock issued and outstanding.

Will any other business be conducted at the special meeting?

        Our board of directors knows of no business, other than as set forth in the attached Notice of Special Meeting of Stockholders, that will be presented at the special meeting. If any other proposal properly comes before the stockholders for a vote at the meeting, the persons named in the proxy card that accompanies this proxy statement will, to the extent permitted by law and to the extent we were not notified of the proposal a reasonable time before our solicitation, vote your shares in accordance with their judgment on such matter.

How does our board of directors recommend I vote on the proposal to approve the Plan of Liquidation and the other matters to be considered at the meeting?

        Our board of directors unanimously recommends that you vote FOR the approval and adoption of the Plan of Liquidation and our dissolution. (See pages 25 and 26.) Our board of directors recommends that, if necessary, you vote FOR the adjournment of the special meeting to a later date to solicit proxies.

Liquidation and Dissolution

Why has the board of directors adopted the Plan of Liquidation?

        Our board of directors has determined that it is not advisable to continue to operate our business on an independent basis. This determination was made based on our inability to sell our products as well as the other factors listed below under "Reasons for the Board's Recommendation" on pages 13-14. From February 2008 until September 2008, Ibis and its financial advisor undertook a process to solicit purchasers for our business, which has not resulted in any definitive agreements. As a results of this process and our continued operating losses, our board believes that it would be in the best interests of our stockholders to allow our stockholders to determine how to invest available cash rather than us pursuing an acquisitions strategy. Our board of directors has also determined that the distribution of our assets in a liquidation has a greater probability of producing more value to our stockholders than other strategic alternatives. For other factors the board considered, please see the items listed under "Reasons for the Board's Recommendation." (See pages 13-14.)

What will happen if the Plan of Liquidation and our dissolution are approved?

        If the Plan of Liquidation and our dissolution are approved, we will, except as otherwise determined by our board of directors:

  •
  dissolve as a corporation;

  •
  wind-up our business affairs;

  •
  liquidate our remaining assets;

  •
  pay or attempt to adequately provide for the payment of all of our known obligations and liabilities;

  •
  establish a contingency reserve designed to satisfy any additional liabilities; and

  •
  make one or more distributions to our stockholders of available liquidation proceeds.

(See pages 15-21.)

What will happen if the Plan of Liquidation and our dissolution are not approved?

        If our stockholders do not approve the Plan of Liquidation and our dissolution, our board of directors will continue to manage Ibis as a publicly owned corporation and will explore what, if any, alternatives are then available for the future of our business, which may include selling our remaining assets, seeking other strategic alternatives, or seeking bankruptcy protection.

When will stockholders receive payment of any available liquidation proceeds?

        If our stockholders approve the Plan of Liquidation and our dissolution, we currently anticipate making an initial distribution to our stockholders within approximately thirty days following stockholder approval. Thereafter, we will distribute available liquidation proceeds, if any, to our stockholders as our board of directors deems appropriate. We are currently unable to predict the precise timing of any distributions pursuant to the Plan of Liquidation, although we anticipate that a substantial majority of the liquidation proceeds will be distributed in the initial liquidating distribution. We anticipate that further distributions will be made over a period of three years, although distributions could be made over a longer period of time if unanticipated claims are made against us. The timing of any distributions will be determined by our board of directors and will depend upon a number of factors, including our ability to pay and settle our remaining liabilities and obligations, including contingent claims. (See page 17.)

How much will stockholders receive in the liquidation?

        At this time, we cannot predict with certainty the amount of any liquidating distributions to our stockholders. (See page 17). However, based on information currently available to us, assuming, among other things, no unanticipated actual or contingent liabilities, we estimate that over time stockholders may receive one or more cash distributions that in the aggregate range from approximately $0.03 to $0.09 per share. Actual distributions could be higher or lower. (See pages 23-24.)

Do directors and officers have interests in the Plan of Liquidation that differ from mine?

        In considering the recommendation of our board of directors to approve the Plan of Liquidation, you should be aware that some of our directors and officers might have interests that are different from or in addition to your interests as a stockholder. In 2005, we entered into change of control agreements with both Martin J. Reid, our President and Chief Executive Officer and William J. Schmidt, our Chief Financial Officer, Treasurer and Secretary. Under these agreements, if either Mr. Reid's or Mr. Schmidt's employment is terminated within two years of a Change of Control, Mr. Reid will be paid a lump sum equal to twice his highest annual salary for the preceding three year period, and Mr. Schmidt will be paid a lump sum equal to one times his highest annual salary for the preceding three year period. Under these agreements, a "Change of Control" is defined as either (a) a sale or transfer of substantially all of our assets in one or a series of transactions, (b) any person (i) becomes the beneficial owner of 30% of our outstanding common stock, or (ii) obtains 30% of the combined voting power of the our outstanding securities, or (c) there is a merger or consolidation between us and another company or entity, in which we are not the surviving entity and our stockholders do not own at least 50% of the voting stock of the surviving entity. Annual salary includes base salary and bonus and excludes reimbursements and amounts attributable to stock options and other non-cash compensation. Under each of these agreements, Mr. Reid and Mr. Schmidt will also be provided health benefits for a period of time following termination or, if earlier, until the date they become eligible for health coverage offered by a subsequent employer. Mr. Reid is entitled to health benefits for two years and Mr. Schmidt is entitled to health benefits for one year.

        Given that the Plan of Liquidation authorizes the future sale of all of the Company's assets in one or more transactions, the Board of Directors has elected to pay the amounts owed to Mr. Reid and Mr. Schmidt under these agreements as if a Change of Control has occurred, if the Plan of Liquidation is approved by the stockholders and is filed with the Commonwealth of Massachusetts. These executive officers would be entitled to cash payments totaling approximately $600,000, and health insurance and other benefits estimated at $60,000.

        In addition, we will prepay for three years of coverage under our director and officer liability insurance policy for the benefit of our current and former directors and officers, and we will continue to indemnify our directors and officers following our dissolution. (See pages 14-15.)

What are the risks of the Plan of Liquidation and our dissolution?

        We have set forth certain risks to Ibis of the proposed Plan of Liquidation in this proxy statement. (See pages 11-13.)

What are the tax consequences of the liquidation?

        We will recognize gain or loss with respect to the sale of our assets in an amount equal to the difference between the fair market value of the consideration received for each asset and our adjusted tax basis in the asset sold. Upon the distribution of any non-cash asset to our stockholders pursuant to the Plan of Liquidation (including distributions of assets to a liquidating trust or trusts), we will recognize gain or loss as if such asset were sold to the stockholders at its fair market value. We believe that a substantial portion of any income or gain from any potential sale of our assets will be offset by our useable net operating losses and tax credit carryforwards.

        As a result of our liquidation, for federal income tax purposes stockholders will recognize a gain or loss equal to the difference between (1) the sum of the amount of cash distributed to them and the aggregate fair market value of any property distributed to them, and (2) their tax basis for their shares of our stock. A stockholder's tax basis in the stockholder's shares will depend upon various factors, including the stockholder's cost and the amount and nature of any distributions received with respect to the shares. Any loss generally will be recognized only when the final distribution from us has been received, which is likely to be at least three years after our dissolution and possibly longer.

        A brief summary of the material federal income tax consequences of the Plan of Liquidation appears on pages 21-23 of this proxy statement. Tax consequences to stockholders may differ depending on their circumstances. You should consult your tax advisor as to the tax effect of your particular circumstances.

OTHER INFORMATION

How may I vote if my shares are registered in my name?

        You may vote your shares at the meeting by written proxy or in person.

  •
  To vote by written proxy, you must mark, sign and date the enclosed proxy card and then mail the proxy card in the enclosed postage-paid envelope. Your proxy will be valid only if you complete and return the proxy card before the special meeting. By completing and returning the proxy card, you will direct the designated persons to vote your shares at the special meeting, including at any adjournment of the special meeting, in the manner you specify in the proxy card. If you complete the proxy card but do not provide voting instructions, then the designated persons will vote your shares FOR the approval and adoption of the Plan of Liquidation and the approval of our dissolution and, if necessary, FOR the adjournment of the special meeting to a later date to solicit additional proxies.

  •
  To vote in person, you must attend the special meeting, and then complete and submit the ballot provided at the meeting.

How may I vote if my shares are held in "street name?"

        If the shares you own are held in "street name" by a bank or brokerage firm, the nominee of your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm.

        If you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain "discretionary" items, but will not be allowed to vote your shares with respect to certain "non-discretionary" items. In the case of non-discretionary items, the shares will be treated as "broker non-votes." "Broker non-votes" are shares that are held in "street name" by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter. If you do not give instructions to your bank or brokerage firm, your bank or brokerage firm will not be permitted to vote your shares with respect to the approval of the Plan of Liquidation and our dissolution or the adjournment of the special meeting.

        If you wish to attend the special meeting in person to vote your shares held in street name, you will need to obtain a proxy card from the holder of record (i.e., the nominee of your brokerage firm or bank).

Can I change my vote after I submit my proxy?

        Yes, you may revoke your proxy and change your vote by:

  •
  sending us another signed proxy with a later date;

  •
  giving written notice of the revocation of your proxy to our Secretary prior to the special meeting; or

  •
  voting in person at the special meeting.

How many shares must be present to hold the meeting?

        A quorum must be present at the meeting on a matter for a vote to be taken on the matter. The presence at the meeting, in person or by proxy, of a majority of the votes entitled to be cast shall constitute a quorum for purposes of the special meeting. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting on all matters.

What if a quorum is not present at the meeting, or we do not obtain the required vote for approval of a proposal?

        If a quorum is not present at the special meeting, or we do not obtain the required vote for approval of a matter, we expect to attempt to adjourn the special meeting in order to solicit additional proxies with respect to that matter.

How will votes be counted?

        Each share of common stock will be counted as one vote. Shares will not be voted in favor of a matter, and will not be counted as voting on a matter, if the holder of the shares abstains from voting on a particular matter or the shares are broker non-votes. Accordingly, withheld shares, abstentions and broker non-votes will have the effect of a vote against the proposal to approve the Plan of Liquidation and our dissolution.

Can I still sell my shares?

        Yes, you may sell your shares at this time, but it may be difficult or impossible to sell your shares in the near future. If the Plan of Liquidation is approved, we expect to close our stock transfer books and prohibit transfers of record ownership of our common stock on the date of our dissolution, which will be approximately one to five days following the special meeting. (See pages 15-21.)

When and how will stockholders receive information about Ibis during the liquidation period?

        Following our dissolution, while we intend to cease filing periodic reports with the SEC, we may continue to file reports on Form 8-K to disclose material events relating to our liquidation. Stockholders will be able to access these reports on the SEC's web site. (See page 16.)

What do I need to do now?

        After carefully reading and considering the information contained in this proxy statement, you should complete and sign your proxy and return it in the enclosed return envelope as soon as possible so that your shares are represented at the special meeting. A majority of shares entitled to vote must be represented at the special meeting to enable us to conduct business at the special meeting.

Who can help answer questions?

        If you have any additional questions about the proposals, you should contact our Secretary at (978) 539-2228. A copy of our annual report on Form 10-K, as amended, for the year ended December 31, 2007 and all other periodic reports filed by us with the SEC are available free of charge through the SEC's electronic data system at www.sec.gov. To request additional printed copies of this proxy statement and Form 10-K, which we will provide to you free of charge, either: write to Ibis Technology Corporation, 32 Cherry Hill Drive, Danvers, MA 10923, Attention: Investor Relations, or email us at ir@ibis.com. Our other public filings can also be accessed at the SEC's web site at www.sec.gov.

THE SPECIAL MEETING OF STOCKHOLDERS

Date, Time and Place of the Special Meeting

        The special meeting will be held at the Company's offices at 32 Cherry Hill Drive, Danvers, Massachusetts on December [    ], 2008, at 9:00 a.m., local time.

Matters to be Considered at the Special Meeting

        At the special meeting, stockholders will consider and vote on proposals (1) to approve and adopt our Plan of Complete Liquidation and Dissolution attached as Appendix A and approve our dissolution, and (2) if necessary, to approve the adjournment of the special meeting to a later date to solicit additional proxies.

Record Date

        The record date for the determination of stockholders entitled to notice of and to vote at the special meeting is November 25, 2008. At the close of business on the record date there were issued, outstanding and entitled to vote an aggregate of 14,317,482 shares of our common stock, $0.008 par value per share.

Voting and Votes Required

        Each share of our common stock is entitled to one vote. All proxies will be voted in accordance with the stockholders' instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the Plan of Liquidation and our dissolution, and, if necessary, the adjournment of the meeting to a later date to solicit additional proxies. With respect to any other matter properly presented at the special meeting, the persons named in the proxy will be authorized to vote, or otherwise act, in accordance with their judgment on such matter.

        A stockholder may revoke any proxy at any time before it is exercised by delivery of written revocation to the Secretary of Ibis or by voting in person at the special meeting. A stockholder may also change a vote by signing another proxy with a later date. Attendance at the special meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the special meeting that the stockholder intends to revoke the proxy and vote in person.

        The affirmative vote of two-thirds of all of the votes entitled to be cast is required to approve and adopt the Plan of Liquidation and our dissolution.

        If a quorum exists, the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the special meeting is required to approve the adjournment of the meeting to a later date, if necessary, to solicit additional proxies. The most likely reason for adjournment would be to solicit additional proxies to approve Proposal 1 if fewer shares are voted in favor of the proposal than are required to approve the proposal. At any subsequent reconvening of the special meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the special meeting with respect to any matter being considered at the reconvened meeting, except for any proxies properly changed or revoked. The chairman of the special meeting will have the authority under our restated by-laws to close the polls at the special meeting with respect to any matter but allow the polls to remain open until the final adjournment of the special meeting with respect to any other matter.

Quorum

        Under our restated by-laws, a majority of the votes entitled to be cast on a matter shall constitute a quorum for purposes of the special meeting. Shares of common stock present in person or represented by proxy, including shares that abstain, represent broker non-votes or do not vote with respect to one or more of the matters presented for stockholder approval, will be counted for purposes of determining whether a quorum is present.

Adjournments

        Although it is not expected, the special meeting may be adjourned for the purpose of soliciting additional proxies. Any adjournment of the special meeting may be made without any notice other than by the announcement made at the special meeting, by approval of the holders of a majority of the shares of our common stock present in person or represented by proxy at the special meeting, whether or not a quorum exists. We are soliciting proxies to grant authority to vote in favor of adjournment of the special meeting. Our board of directors recommends that you vote in favor of the proposal to grant authority to vote to adjourn the meeting.

Abstentions and Broker Non-Votes

        Shares that abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have the effect of a vote against the proposal to approve the Plan of Liquidation and our dissolution. Abstentions and broken non-votes will have no effect on the voting on the proposal to adjourn the meeting to a later date, if necessary, to solicit additional proxies.

Shares Owned and Voted by our Directors, Executive Officers

        At the close of business on November 25, 2008 the record date for the special meeting, our directors and executive officers and certain of their affiliates beneficially owned, in the aggregate, approximately 4.3% of the 14,317,482 shares of our common stock that were outstanding on the record date and are entitled to vote at the special meeting.

Other Matters

        Our board of directors knows of no other business that will be presented at the special meeting. If any other proposal properly comes before the stockholders for a vote at the special meeting, the persons named in the proxy card that accompanies this proxy statement will, to the extent permitted by law, vote your shares in accordance with their judgment on such matter.

Recommendation of the Board of Directors

        After careful consideration, our board of directors has unanimously approved the Plan of Liquidation and our dissolution and unanimously recommends that you vote FOR the approval and adoption of the Plan of Liquidation and our dissolution. (See pages 25 and 26.)

        Our board of directors also recommends that you vote FOR the adjournment of the special meeting to a later date, if necessary, to solicit additional proxies.

        In considering such recommendations, you should be aware that some of our officers and directors have interests in the Plan of Liquidation that are different from, or in addition to, those of our stockholders generally. See the sections entitled "Proposal No. 1—Plan of Complete Liquidation and Dissolution and Approval of Dissolution—Interests of Ibis Directors and Officers in the Plan of Liquidation and Our Dissolution."

BACKGROUND OF THE PROPOSED TRANSACTION

        Ibis was formed in October 1987 and commenced operations in January 1988. Ibis' initial activities consisted of producing and selling SIMOX-SOI wafers and conducting research and development activities. This effort led to the development of proprietary oxygen implanters, the Ibis 1000, which we began selling in 1996, the next generation implanter, the i2000™, which we began selling in 2002, and also to other proprietary process technology.

        Initially, much of our revenue was derived from research and development contracts and sales of wafers for military applications. Over the years, we decided to focus our business operations and sales strategy on the manufacture and sale of our implanter equipment products and de-emphasized the sale of wafers given that, among other things, we believed that the wafer manufacturing companies were in the best position to manufacture SIMOX-SOI wafers using our implanter equipment in light of their expertise and operating efficiencies. As we announced on July 21, 2004, we exited the wafer manufacturing business.

        Since Ibis began selling implanters in 1996, we have only sold a total of eight Ibis 1000 oxygen implanters at an average sale price of approximately $4.0 million each and four i2000 oxygen implanters at a selling price between $6.0 and $8.0 million. The most recent order received was in October 2005, for which we recognized revenue in the quarter ended September 30, 2006. We did not record implanter revenue during 2007 and, as of the date of this proxy, we do not have an order for an implanter.

        At present time, only one of the four major wafer manufacturers are counted as a current prospective customer. We have no backlog for implanters, nor do we have any visibility to the timing of the next order from any customer. Our failure to obtain any orders for implanters has had and continues to have a substantially adverse impact on our business and strongly suggests that we cannot continue as a going concern. Our continuing inability to generate revenue has resulted in an inability to continue to invest in research development and manufacturing capabilities, hindered the ability to pursue and maintain relationships, partnerships and alliances with third parties, and resulted in a loss of key personnel.

        On December 10, 2007, we received a letter from the Nasdaq Stock Market advising that for the previous 30 consecutive business days, the bid price of the Company's common stock had closed below the minimum $1.00 per share requirement for continued inclusion on the Nasdaq Global Market pursuant to Nasdaq Marketplace Rule 4450(a)(5). Additional deficiency notices followed which were dated on April 23, 2008, May 29, 2008, June 11, 1008 and July 23, 2008.

        In February 2008, we announced the engagement of the investment bank, BlueLake Partners, LLC ("Blue Lake"), for the purpose of assessing strategic alternatives for Ibis, including a potential sale of the Company and/or its assets. On May 29, 2008, Blue Lake provided the Board with a summary of its contacts with potential purchasers, and our Board expressed support for our management's plans for continuing acquisition discussions with at least three potential purchasers. On June 17, 2008, the Board met again, at which time Blue Lake provided an update on its efforts and the Board continued its assessment of strategic alternatives.

        On August 13, 2008, the Nasdaq Stock Market delisted our Common Stock from the Nasdaq Global Market and suspended trading of our shares. We did not request a review from the Nasdaq Listing and Hearing Review Council. Our shares now are quoted on the Pink Sheets, an electronic quotation service maintained by Pink Sheets LLC. The Pink Sheets allow continued trading of securities of delisted companies. Our Common Stock also may be quoted on the OTC Bulletin Board®, a regulated quotation service for over-the-counter securities, provided one or more market makers apply to quote our securities. As a result of the delisting of our shares, investors may have difficulty converting their investment into cash efficiently. The price of our shares and the levels of liquidity available to stockholders likely have been substantially reduced. In addition, the trading of our shares in the Pink Sheets has materially adversely affected access to the capital markets, and effectively eliminated our ability to raise capital through alternative financing sources.

        From June through September 2008, management discussed several letters of interest and held numerous due diligence and informational meetings with potential interested parties. To date, none have resulted in a definitive agreement. Throughout this period, management provided regular updates to the Board on potential alternatives.

        On September 17, 2008, our Board again met to discuss strategic alternatives, including a potential sale of assets and a sale and a cross-licensing arrangement with Nissin Ion Equipment Company, Ltd. ("Nissin"). Also present at this meeting were representatives of our legal counsel Choate, Hall & Stewart, Blue Lake, and members of management. At this meeting, Blue Lake presented and discussed the results of its efforts, indicating that the Company had one potential asset sale alternative and the possibility of selling certain intellectual property rights to Nissin. Management and Choate Hall & Stewart then discussed a Plan of Liquidation, other alternatives and our Board's fiduciary duties, with management presenting its analysis and the net assets that management believed would be available for distribution to stockholders.

        On October 1, 2008, the Board met again to discuss strategic alternatives. Also present via teleconference were representatives of our legal counsel Choate Hall & Stewart and Blue Lake.

        During October 2008, we negotiated an asset purchase agreement with Nissin, Dr. Hilton Glavish, and Zimec Consulting, Inc. whereby we would sell and assign the patent rights required to manufacture and operate SIMOX-SOI implantation equipment, and all contracts and associated royalties related to those patent rights, to Nissin for aggregate consideration of $1.1 million. We had an existing license agreement with Nissin for the same patent rights, and we had been paid royalties from Nissin on a quarterly basis under this license agreement. The asset purchase agreement provided for the termination of our existing license agreement with Nissin. We also negotiated a fully-paid exclusive license agreement whereby we would license back the same patent rights from Nissin so that we can retain the licenses. On October 30, 2008, we received the proceeds from this sale of $1.1 million.

        On November 11, 2008, the Board approved the written form of this proxy and reviewed the anticipated dissolution payments associated with filing the Plan of Dissolution.

PROPOSAL 1—PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION
AND APPROVAL OF DISSOLUTION

        Our board of directors is proposing the Plan of Liquidation and our dissolution for approval by our stockholders at the special meeting. The dissolution of our company was approved and the Plan of Liquidation was adopted by our board of directors, subject to stockholder approval, on October 31, 2008. A copy of the Plan of Liquidation is attached as Appendix A to this proxy statement. The material features of the Plan of Liquidation are summarized below. This summary is not a complete summary of the Plan of Liquidation and is subject in all respects to the provisions of, and is qualified by reference to, the Plan of Liquidation. Stockholders are urged to read the Plan of Liquidation in its entirety.

        Our board of directors recommends a vote FOR the approval and adoption of the Plan of Liquidation and our dissolution.

Factors That Our Stockholders Should Consider

        There are many factors that stockholders should consider when deciding whether to vote to approve the Plan of Liquidation and our dissolution, including the following factors:

         Our future plans would be uncertain if our stockholders failed to approve the Plan of Liquidation and our dissolution.

        The Plan of Liquidation and our dissolution are dependent upon the affirmative vote at least two-thirds of all the votes that are entitled to be cast on this matter. If our stockholders fail to approve the Plan of Liquidation and our dissolution, we may be required to either continue to operate our business, otherwise sell our business, assets or company, or seek bankruptcy protection.

         Our anticipated timing of the liquidation and dissolution may not be achieved.

        Immediately after the special meeting, if our stockholders approve the Plan of Liquidation and our dissolution, we intend to file articles of dissolution with the Secretary of State of the Commonwealth of Massachusetts and sell our remaining assets. Although we anticipate that we will make an initial distribution to stockholders within approximately thirty days following the special meeting, there are a number of factors that could delay our anticipated timetable, including the following:

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  lawsuits or other claims asserted against us;

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  legal, regulatory or administrative delays; and

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  delays in settling our remaining obligations.

         We cannot determine with certainty the amount of the distributions to stockholders.

        We cannot determine at this time the amount of distributions to our stockholders pursuant to the Plan of Liquidation. This determination depends on a variety of factors, including, but not limited to, our ability to sell any of our remaining assets, the amount required to settle known and unknown debts and liabilities, and other contingent liabilities, the net proceeds, if any, from the sale of our remaining assets, and other factors. Examples of uncertainties that could reduce the value of or eliminate distributions to our stockholders include unanticipated costs relating to:

  •
  the defense, satisfaction or settlement of lawsuits or other claims that may be made or threatened against us in the future; and

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  delays in our liquidation and dissolution, including due to our inability to settle claims.

        As a result, we cannot determine with certainty the amount of distributions to our stockholders.

         We may not be able to settle all of our obligations to creditors.

        We have current and future obligations to creditors. Our estimated distribution to stockholders takes into account all of our known obligations and our best estimate of the amount reasonably required to satisfy such obligations. As part of the wind-down process, we will attempt to settle those obligations with our creditors. We cannot assure you that we will be able to settle all of these obligations or that they can be settled for the amount we have estimated for purposes of calculating the likely distribution to stockholders. If we are unable to reach an agreement with a creditor relating to an obligation, that creditor may bring a lawsuit against us. Amounts required to settle obligations or defend lawsuits in excess of the amounts estimated by us will reduce the amount of remaining capital available for distribution to stockholders.

         Our board of directors may abandon or delay implementation of the Plan of Liquidation and our dissolution even if approved by our stockholders.

        Even if the Plan of Liquidation and our dissolution are approved and adopted by our stockholders, our board of directors has reserved the right, in its discretion, to abandon or delay implementation of the Plan of Liquidation and our dissolution, in order, for example, to permit us to pursue new strategic opportunities.

         Our stockholders may be liable to our creditors for an amount up to the amount distributed by us if our reserves for payments to creditors are inadequate.

        If our stockholders approve the Plan of Liquidation and our dissolution and our board of directors determines to proceed with our liquidation and dissolution, the articles of dissolution will be filed with the Commonwealth of Massachusetts dissolving Ibis. Pursuant to Massachusetts law, we will continue to exist for three years after the dissolution becomes effective for the purpose of prosecuting and defending suits against us and enabling us to close our business, to dispose of our property, to discharge our liabilities and to distribute to our stockholders any remaining assets. Under Massachusetts law, after we file the Plan of Liquidation, we will publish and send out certain notices to our known and unknown creditors. Our creditors will then have the ability to present a statement of any claims against our business. To the extent that these creditor seek payments of certain claims against Ibis, and there not sufficient reserves withheld by us to pay these claims, then under applicable Massachusetts law, stockholders could be held liable for payment to our creditors up to the amount distributed to such stockholder in the liquidation. Accordingly, in such event, a stockholder could be required to return all distributions previously made to such stockholder pursuant to the Plan of Liquidation and could receive nothing from us under the Plan of Liquidation. Moreover, in the event a stockholder has paid taxes on amounts previously received by the stockholder, a repayment of all or a portion of such amount could result in a stockholder incurring a net tax cost if the stockholder's repayment of an amount previously distributed does not cause a commensurate reduction in taxes payable. Our board is not required to obtain a solvency opinion as a condition to authorizing a liquidating distribution and we cannot assure you that the contingency reserve established by us will be adequate to cover all expenses and liabilities.

         Stockholders may not be able to recognize a loss for federal income tax purposes until they receive a final distribution from us, which is likely to be three years after our dissolution and could be longer.

        As a result of our liquidation, for federal income tax purposes stockholders will recognize gain or loss equal to the difference between (1) the sum of the amount of cash distributed to them and the aggregate fair market value of any property distributed to them, and (2) their tax basis for their shares of our capital stock. A stockholder's tax basis in our shares will depend upon various factors, including the stockholder's cost and the amount and nature of any distributions received with respect thereto.

Any loss generally will be recognized only when the final distribution from us has been received, which is likely to be more than three years after our dissolution.

         It may become difficult or impossible for stockholders to trade their shares.

        If the Plan of Liquidation is approved, we expect to close our stock transfer books and prohibit transfers of record ownership of our common stock upon our dissolution.

         We may be the potential target of a reverse acquisition or other acquisition.

        Until we dissolve, we will continue to exist as a public, non-operating shell company. Public companies that exist as non-operating shell entities have from time to time been the target of "reverse" acquisitions, meaning acquisitions of public companies by private companies in order to bypass the costly and time-intensive registration process to become publicly traded companies. In addition, we could become an acquisition target, through a hostile tender offer or other means, as a result of our cash holdings or for other reasons. Although we have adopted certain measures, such as a classified board of directors and "blank check" preferred stock, that could have the effect of discouraging a hostile takeover attempt, we have not adopted a stockholder rights, or so-called "poison pill," plan. In the event of a hostile acquisition bid, approval of the acquisition would be subject to stockholder approval. However, any new board could issue a significant number of shares without stockholder approval, which could result in a stockholder acquiring such shares controlling or significantly influencing any required stockholder vote. If we become the target of a successful acquisition, the new board of directors could potentially decide to either delay or completely abandon the liquidation and dissolution, and our stockholders may not receive any proceeds that would have otherwise been distributed in connection with the liquidation and may receive less than they would have received in the liquidation.

         Our directors and executive officers may have interests that are different from, or in addition to, those of our stockholders generally.

        You should be aware of interests of, and the benefits available to, our directors and executive officers when considering the recommendation of our board of directors of the Plan of Liquidation. Our directors and executive officers have interests in the Plan of Liquidation that are in addition to, or different from, their interests as stockholders. In connection with the Plan of Liquidation, some of our executive officers will be entitled to receive severance benefits and other payments for health insurance. In addition, following our dissolution, our directors and executive officers will be entitled to continuing indemnification and liability insurance. For a more detailed discussion of the interests of our management, see pages 14-15 of this proxy statement.

Background of the Plan of Liquidation and Dissolution

        For background information, please see "Background of the Proposed Transaction."

Reasons for the Board's Recommendation

        Our board of directors believes that the distribution of our remaining assets in a liquidation had a greater probability of producing more value to our stockholders than other alternatives, including a sale or continuation of our operations. The following list contains some of the factors that our board of directors considered:

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  our inability to sell our products;

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  that the Nasdaq Stock Market suspended trading on our stock and delisted our common stock;

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  our inability to find a strategic buyer for our company, or to find a purchaser for our existing assets; and

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  that our estimated future operating costs exceed our anticipated cash inflows.

        Our board of directors also identified and considered potentially negative factors involved in the Plan of Liquidation, including the following:

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  that distributions might not be made in the near future;

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  the possibility that liquidation would not yield distributions to stockholders in excess of the amount that stockholders could have received upon a sale of Ibis or a sale of shares on the open market;

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  that under applicable law our stockholders could be required to return to creditors some or all of the distributions made to stockholders in the liquidation;

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  that stockholders will lose the opportunity to capitalize on the potential future growth of our business and on our potential future success had we elected to pursue an acquisition strategy or otherwise use our available cash to continue as a going concern; and

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  the possibility that the price of our common stock might have increased in the future to a price greater than the current price or the value of the assets distributed in liquidation.

        The foregoing discussion of the information and positive and negative factors considered and given weight by our board of directors is not intended to be exhaustive. The members of the board considered their knowledge of our business, financial condition and prospects, and the views of management and our financial and legal advisors. In view of the variety of factors considered, the board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. In addition, individual members of the board may have given different weights to different factors.

        Our board of directors determined not to continue to operate Ibis. Instead, our board of directors determined to return our cash to our stockholders to allow each stockholder to make such stockholder's own investment decisions. Based on this information, our board of directors believed that distribution to our stockholders of our net assets would have the highest probability of returning the greatest value to the stockholders as compared to other alternatives.

        If our stockholders do not approve the Plan of Liquidation and our dissolution, we will continue to operate our services business and explore the alternatives then available for the future of Ibis, including attempting to find a buyer to purchase our remaining assets.

Interests of Ibis Directors and Officers in the Plan of Liquidation and Our Dissolution

        The approval of the Plan of Liquidation and dissolution by our stockholders may have certain effects upon our officers and directors, including those set forth below, which interests may be different than those of our stockholders.

        As of November 25, 2008, our current executive officers and directors held, directly or indirectly, an aggregate of 88,277 shares of common stock and options to purchase an aggregate of 550,382 shares of our common stock. Our stock options plans, and the awards under those plans will be terminated when we file our Plan of Liquidation. All of our existing stock options are out of the money, and we do not expect any or our current executive officers or directors to exercise any stock options prior to filing our Plan of Liquidation. For information as to the number of shares of our common stock beneficially owned by our directors and officers, see page 27.

        In 2005, we entered into change of control agreements with both Martin J. Reid, our President and Chief Executive Officer and William J. Schmidt, our Chief Financial Officer, Treasurer and Secretary. Under these agreements, if either Mr. Reid's or Mr. Schmidt's employment is terminated within two years of a Change of Control, Mr. Reid will be paid a lump sum equal to twice his highest annual salary for the preceding three year period, and Mr. Schmidt will be paid a lump sum equal to one times his highest annual salary for the preceding three year period. Under these agreements, a "Change of Control" is defined as either (a) a sale or transfer of substantially all of our assets in one or a series of transactions, (b) any person (i) becomes the beneficial owner of 30% of our outstanding common stock, or (ii) obtains 30% of the combined voting power of the our outstanding securities, or (c) there is a merger or consolidation between us and another company or entity, in which we are not the surviving entity and our stockholders do not own at least 50% of the voting stock of the surviving entity. Annual salary includes base salary and bonus and excludes reimbursements and amounts attributable to stock options and other non-cash compensation. Under each of these agreements, Mr. Reid and Mr. Schmidt will also be provided health benefits for a period of time following termination or, if earlier, until the date they become eligible for health coverage offered by a subsequent employer. Mr. Reid is entitled to health benefits for two years and Mr. Schmidt is entitled to health benefits for one year.

        Given that the Plan of Liquidation authorizes the future sale of all of the Company's assets in one or more transactions, the Board of Directors has elected to pay the amounts owed to Mr. Reid and Mr. Schmidt under these agreements as if a Change of Control has occurred, if the Plan of Liquidation is approved by the stockholders and is filed with the Commonwealth of Massachusetts. These executive officers would be entitled to cash payments totaling approximately $600,000, and health insurance and other benefits estimated at $60,000.

        In connection with the Plan of Liquidation, we intend to continue to indemnify our directors and officers and purchase a director and officer liability three year "tail" insurance policy for the benefit of our current and former directors and officers, as described below under "Proposal No. 1—Plan of Complete Liquidation and Dissolution and Approval of Dissolution—Principal Provisions of the Plan of Liquidation—Continuing Indemnification and Insurance."

Principal Provisions of the Plan of Liquidation

        We will distribute pro rata to our stockholders, in cash or in-kind, or sell or otherwise dispose of, all our property and assets. This liquidation is expected to commence as soon as practicable after approval of the Plan of Liquidation and our dissolution by our stockholders and to be concluded on or about the third anniversary thereof by a final liquidating distribution either directly to the stockholders or to one or more liquidating trusts. Any sales of our assets will be made in private or public transactions and on such terms as are approved by our board of directors. We do not anticipate that we will solicit any further votes of our stockholders with respect to the approval of the specific terms of any particular sale of assets approved by our board of directors.

        Subject to the payment or the provision for payment of our indebtedness and other obligations, we will distribute from time to time pro rata to the holders of the common stock our cash on hand, together with the cash proceeds of any sales of our other assets. While the Plan of Liquidation permits us to distribute non-cash assets to our stockholders. We intend to establish one or more reserves, collectively referred to as the Contingency Reserve, in an amount determined by our board of directors to be sufficient to satisfy actual and potential liabilities, expenses and obligations. The net balance, if any, of the Contingency Reserve remaining after payment, provision or discharge of all such liabilities, expenses and obligations will also be distributed to our stockholders pro rata.

        If deemed necessary by our board of directors for any reason, we may, from time to time, transfer any of our unsold assets to one or more trusts established for the benefit of our stockholders, which assets would be sold or distributed on terms approved by our trustees. If all of our assets, including the Contingency Reserve, are not sold or distributed prior to the third anniversary of our dissolution, we will transfer in a final distribution such remaining assets to a trust. Any of such trusts are sometimes referred to in this proxy statement as liquidating trusts.

        In the event of a transfer of assets to a liquidating trust, we would distribute, pro rata to the holders of our common stock, beneficial interests in any such liquidating trust or trusts. We anticipate that the interests in any such trusts will not be transferable. Therefore, although the recipients of the interests would be treated for tax purposes as having received their pro rata share of property transferred to the liquidating trust or trusts and will thereafter take into account for tax purposes their allocable portion of any income, gain or loss realized by such liquidating trust or trusts, the recipients of the interests will not realize the value thereof unless and until such liquidating trust or trusts distributes cash or other assets to them.

        The Plan of Liquidation authorizes our board of directors to appoint one or more individuals or entities to act as trustee or trustees of the liquidating trust or trusts and to cause Ibis to enter into a liquidating trust agreement or agreements with such trustee or trustees on such terms and conditions as may be approved by our board of directors. We anticipate that our board would select trustees on the basis of the experience of each individual or entity in performing responsibilities of the type expected for the liquidating trust, namely administering and disposing of assets and discharging liabilities of the kind held by the trust, and the ability of the individual or entity to comply with its standard of conduct and duty to serve the best interests of our former stockholders that hold interests in the trust. We anticipate that the trust agreements would provide that a majority of the trustees would be required to be independent of our management and that approval of a majority of the trustees would be required to take any action. Approval of the Plan of Liquidation and our dissolution also will constitute the approval by our stockholders of any such appointment and any liquidating trust agreement or agreements.

        We expect to close our stock transfer books and discontinue recording transfers of shares of common stock on the date of our dissolution. In this proxy statement, we sometimes refer to this date of dissolution as the Final Record Date. Thereafter, certificates representing shares of common stock will not be assignable or transferable on our books, except by will, intestate succession or operation of law. After the Final Record Date, we will not issue any new stock certificates, other than replacement certificates.

        Within approximately 10 days following approval of the Plan of Liquidation and our dissolution by our stockholders, we may file a notice that the dissolution has been authorized with the Commissioner of the Department of Revenue of the Commonwealth of Massachusetts. Articles of dissolution will then be filed with the Commonwealth of Massachusetts. The dissolution will become effective, in accordance with Massachusetts law upon proper filing of the articles of dissolution with the Secretary of State. We currently intend to file the articles of dissolution within approximately 10 days following stockholder approval of the Plan of Liquidation and our dissolution. Pursuant to Massachusetts law, we will continue to exist after the dissolution for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against our company, and enabling us to gradually settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. However, any action commenced by or against us during the dissolution period will not terminate by reason of any expiration of the period.

         Abandonment or Amendment.    Under the Plan of Liquidation, our board of directors may modify, amend or abandon the Plan of Liquidation, notwithstanding stockholder approval, to the extent permitted by Massachusetts law. We may not amend or modify the Plan of Liquidation under circumstances that would require additional stockholder solicitations under Massachusetts law or the federal securities laws without complying with Massachusetts law and the federal securities laws.

         Liquidating Distributions.    Although our board of directors has not established a firm timetable for distributions to our stockholders if the Plan of Liquidation and our dissolution are approved by the stockholders, our board of directors intends to, subject to contingencies inherent in winding up our business, authorize such distributions as promptly as reasonably practicable. We currently anticipate that we will make an initial liquidating distribution to stockholders within approximately thirty days following the Final Record Date. At this time, we cannot predict with certainty the amount of any liquidating distributions to our stockholders. However, based on information currently available to us, assuming, among other things, no unanticipated actual or contingent liabilities, we estimate that over time stockholders will receive one or more cash distributions that in the aggregate range from approximately $0.03 to $0.09 per share. Actual distributions could be higher or lower. See pages 23-25. Our board of directors is currently unable to predict the precise amount or timing of any other distributions pursuant to the Plan of Liquidation. Our board of directors, in its sole discretion, will determine the actual amount and timing of all distributions. We expect to conclude the liquidation on or about the third anniversary of the filing of the articles of dissolution in Massachusetts by a final liquidating distribution either directly to our stockholders or to a liquidating trust.

        We do not plan to satisfy all of our liabilities and obligations prior to making distributions to our stockholders, but instead we plan to establish a Contingency Reserve and reserve assets deemed by our board of directors to be adequate to provide for such liabilities and obligations.

        Uncertainties as to the precise net value of our non-cash assets and the ultimate amount of our liabilities make it impracticable to predict the exact net value ultimately distributed to stockholders. Claims, liabilities and expenses from operations (including operating costs, salaries, income taxes, payroll and local taxes, legal and accounting fees and miscellaneous office expenses), although currently declining, will continue to be incurred following approval of the Plan of Liquidation and our dissolution. These expenses will reduce the amount of assets available for ultimate distribution to stockholders. While we do not believe that a precise estimate of those expenses can currently be made, we believe that available cash and amounts received on the potential sale of our assets will be adequate to provide for our obligations, liabilities, expenses and claims (including contingent liabilities) and that we will make one or more cash distributions to stockholders. However, we can give no assurances that available cash and amounts received on any sale of our assets will be adequate to provide for our obligations, liabilities, expenses and claims and that we will make cash distributions to stockholders.

        Any distribution to stockholders will be net of any tax liability resulting from such sale or distribution that is not offset by our net operating loss and tax credit carryforwards.

         Sales of Our Assets.    The Plan of Liquidation gives our board of directors the authority to sell all of our remaining assets. Agreements for the sale of assets may be entered into prior to the special meeting and, to the extent required by law, may be contingent upon the approval of the Plan of Liquidation and our dissolution at the special meeting. Approval of the Plan of Liquidation and our dissolution will constitute approval of any such agreements and sales. We will sell our remaining assets on such terms as are approved by our board of directors. We may conduct sales by any means, including by competitive bidding or privately negotiated sales. We do not anticipate that we will solicit any further stockholder votes with respect to the approval of the specific terms of any particular sale of assets approved by our board of directors. We do not anticipate amending or supplementing this proxy statement to reflect any such agreement or sale, unless required by applicable law. The prices at which we will be able to sell our various assets will depend largely on factors beyond our control, including, without limitation, the supply and demand for such assets, the rate of inflation, changes in interest rates, the condition of financial markets, the availability of financing to prospective purchasers of the assets and regulatory approvals. In addition, we may not obtain as high a price for a particular asset as we might secure if we were not in liquidation.

        Our sale of an appreciated asset will result in the recognition of taxable gain to the extent the fair market value of such asset exceeds our tax basis in such asset. We believe that we have sufficient useable net operating losses and tax credit carryforwards to offset a substantial portion of the federal income or gain that could be recognized by us for federal income tax purposes.

         Our Conduct Following Approval of the Plan of Liquidation.    Following approval of the Plan of Liquidation and our dissolution by our stockholders, our activities will be limited to winding up our affairs, taking such action as we believe may be necessary to preserve the value of our assets and distributing our assets in accordance with the Plan of Liquidation. We will seek to distribute or liquidate all of our assets in such manner and upon such terms as our board of directors determines to be in the best interests of our stockholders.

        Following the approval of the Plan of Liquidation and our dissolution by our stockholders, we will enter into agreements providing for continuing indemnification and will otherwise continue to indemnify our officers, directors, employees and agents in accordance with our restated articles of organization, including for actions taken in connection with the Plan of Liquidation and the winding up of our affairs. Our obligation to indemnify such persons may be satisfied out of our remaining assets or the assets of any liquidating trust. Our board of directors and the trustees of any liquidating trust may obtain and maintain such insurance as they believe may be necessary or desirable to cover our indemnification obligations under the Plan of Liquidation.

         Notices to Creditors.    Pursuant to Massachusetts law, prior to establishing our Contingency Reserve, we will send out written notice of our dissolution to all of our known creditors to whom we dispute any part of a claim that we owe. We will also publish notices of our dissolution on our website and in local newspapers. We will ask our creditors to send statements of their claims against us to help determine the appropriate amount of our Contingency Reserve.

         Contingency Reserve.    Following approval of the Plan of Liquidation and our dissolution by our stockholders, we will pay all expenses and fixed and other known liabilities, or set aside a Contingency Reserve consisting of cash or other assets that we believe to be adequate for payment of those known liabilities, as well as claims that are unknown or have not yet arisen but that, based on facts known to us, are likely to arise or become known to us within 10 years after the date of our dissolution. We are currently unable to estimate with precision the amount of any Contingency Reserve that may be required, but any such amount (in addition to any cash contributed to a liquidating trust, if one is utilized) will be deducted before the determination of amounts initially available for distribution to stockholders.

        The actual amount of the Contingency Reserve will be based upon estimates and opinions of our board of directors, derived from consultations with management and outside experts and a review of, among other things, our estimated contingent liabilities and our estimated operating expenses, including, without limitation, anticipated compensation payments, estimated investment banking, legal and accounting fees, rent, payroll, taxes, miscellaneous office expenses and expenses accrued in our financial statements. The Contingency Reserve may not be sufficient to satisfy all obligations, expenses and liabilities, in which case a creditor could bring a claim against one or more of our stockholders for each stockholder's pro rata portion of the claim, up to the total amount distributed by us to the stockholder pursuant to the Plan of Liquidation. Subsequent to the establishment of the Contingency Reserve, we will distribute to our stockholders any portions of the Contingency Reserve that our board deems no longer to be required.

         Liquidating Trust.    If deemed necessary, appropriate or desirable by our board of directors for any reason, we may, from time to time, transfer any of our unsold assets to one or more liquidating trusts established for the benefit of our stockholders, which property would thereafter be sold or distributed on terms approved by our trustees. Our board of directors may determine to transfer assets to a liquidating trust in circumstances where the nature of an asset is not susceptible to distribution (for example, interests in intangibles) or where our board of directors determines that it would not be in our best interests and our stockholders for such assets to be distributed directly to stockholders at such time. If all of our assets, including the Contingency Reserve, are not sold or distributed to our stockholders prior to the third anniversary of the dissolution, we must transfer in a final distribution such remaining assets to a liquidating trust. Notwithstanding the foregoing, to the extent that the distribution to our stockholders or transfer of any asset cannot be effected without the consent of a governmental authority, no such distribution or transfer shall be effected without such consent. The purpose of a liquidating trust would be to distribute such property or to sell such property on terms satisfactory to the liquidating trustees, and distribute the proceeds of such sale after paying our liabilities, if any, assumed by the trust, to our stockholders. Any liquidating trust acquiring all of our unsold assets will assume all of our liabilities and obligations and will be obligated to pay any expenses and liabilities that remain unsatisfied. If the Contingency Reserve transferred to the liquidating trust is exhausted, such expenses and liabilities will be satisfied out of the liquidating trust's other unsold assets.

        The Plan of Liquidation authorizes our board of directors to appoint one or more individuals or entities, including officers, directors, employees, agents or representatives of Ibis, to act as trustee or trustees of the liquidating trust or trusts and to cause Ibis to enter into a liquidating trust agreement or agreements with such trustee or trustees on such terms and conditions as may be approved by our board of directors. We anticipate that our board would select trustees on the basis of the experience of each individual or entity in performing responsibilities of the type expected for the liquidating trust, namely administering and disposing of assets and discharging liabilities of the kind held by the trust, and the ability of the individual or entity to comply with its standard of conduct and duty to serve the best interests of our former stockholders that hold interests in the trust. We anticipate that the trust agreements would provide that a majority of the trustees would be required to be independent of our management and that approval of a majority of the trustees would be required to take any action. Approval of the Plan of Liquidation and our dissolution by our stockholders will also constitute the approval by our stockholders of any such appointment and any liquidating trust agreement or agreements.

        We have no present plans to use a liquidating trust or trusts, but our board of directors believes the flexibility provided by the Plan of Liquidation with respect to the liquidating trusts to be advisable. The trust would be evidenced by a trust agreement between us and the trustees. The purpose of the trust would be to serve as a temporary repository for the trust property prior to its disposition or distribution to our stockholders. The transfer to the trust and distribution of interests therein to our stockholders would enable us to divest ourselves the trust property and permit our stockholders to enjoy the economic benefits of ownership thereof. Pursuant to the trust agreement, the trust property would be transferred to the trustees immediately prior to the distribution of interests in the trust to our stockholders, to be held in trust for the benefit of the stockholder beneficiaries subject to the terms of the trust agreement. We anticipate that the interests would be evidenced only by the records of the trust and there would be no certificates or other tangible evidence of such interests and that no holder of common stock would be required to pay any cash or other consideration for the interests to be received in the distribution or to surrender or exchange shares of common stock in order to receive the interests, subject to our election to require the surrender of stock certificates. See "Final Record Date" below. We also anticipate that interests in the trust would generally not be transferable.

         Potential Liability of Stockholders.    Under Massachusetts law, in the event we are insolvent at the time of, or rendered insolvent by the making of, any distribution to stockholders, or such distribution is otherwise unlawful, each stockholder could be held liable for up to the amounts received by such stockholder from us or from any liquidating trust under the Plan of Liquidation. A stockholder would have a claim against other stockholders if such stockholder is required to pay more than such stockholder's pro rata share of the claim.

        If we were held by a court to have failed to make adequate provision for our expenses and liabilities or if the amount ultimately required to be paid in respect of such liabilities exceeded the amount available from the Contingency Reserve and the assets of the liquidating trust or trusts, a creditor could seek an injunction against us making distributions under the Plan of Liquidation. Any such action could delay or substantially diminish the cash distributions to stockholders.

        Also, as stockholders will be deemed to have received a liquidating distribution equal to their pro rata share of the value of the net assets distributed to an entity which is treated as a liquidating trust for tax purposes, the distribution of non-transferable interests could result in tax liability to the interest holders without their being readily able to realize the value of such interests to pay such taxes or otherwise. See "Material U.S. Federal Income Tax Consequences and Accounting Treatment of the Plan of Liquidation."

         Final Record Date.    We will close our stock transfer books and discontinue recording transfers of shares of common stock on the Final Record Date. Accordingly, after the Final Record Date, certificates representing shares of common stock will not be assignable or transferable on our books except by will, intestate succession or operation of law. After the Final Record Date, we will not issue any new stock certificates, other than replacement certificates. It is anticipated that no further trading of our shares will occur after the Final Record Date. All liquidating distributions made by us or a liquidating trust on or after the Final Record Date will be made to stockholders according to their holdings of common stock as of the Final Record Date. Stockholders should not forward their stock certificates before receiving instructions to do so. If surrender of stock certificates should be required, all distributions otherwise payable by Ibis or the liquidating trust, if any, to stockholders who have not surrendered their stock certificates may be held in trust for such stockholders, without interest, until the surrender of their certificates (subject to escheat pursuant to the laws relating to unclaimed property). If a stockholder's certificate evidencing the common stock has been lost, stolen or destroyed, the stockholder may be required to furnish us with satisfactory evidence of the loss, theft or destruction, together with a surety bond or other indemnity, as a condition to the receipt of any distribution.

         Trading of the Common Stock and Interests in the Liquidating Trust or Trusts.    We currently intend to close our stock transfer books on the Final Record Date and to cease recording stock transfers and issuing stock certificates (other than replacement certificates) at such time. Accordingly, it is expected that trading in record ownership of the shares will cease on and after the Final Record Date.

         Regulatory Approvals.    We do not believe that any material United States federal or state regulatory requirements must be complied with or approvals obtained in connection with the liquidation.

         Reporting Requirements.    If the Plan of Liquidation and our dissolution are authorized and approved and we are dissolved, we intend to cease filing reports under the Exchange Act, and we may, to the extent we deem necessary or desirable, file a "no-action" request with the SEC asking that the SEC's Division of Corporation Finance not recommend enforcement action against us if we cease filing Exchange Act reports. Even if we cease reporting, we may continue to file current reports on Form 8-K to disclose material events relating to our liquidation, and we would file any other reports that the SEC might require.

         Continuing Indemnification and Insurance.    Following stockholder approval of the Plan of Liquidation and our dissolution, we will continue to indemnify our officers, directors, employees and agents for their actions in accordance with the terms of our restated articles of organization, including for actions taken in connection with the Plan of Liquidation and the wind-down of our business and affairs. We may enter into indemnification agreements to provide this indemnification. We have maintained, and intend to continue to maintain, director and officer liability insurance for the benefit of such persons. As part of our wind-down, we will purchase a "tail" policy, meaning we will prepay the premium to continue to maintain such insurance for three years for claims made following the filing of our articles of dissolution. Since our insurance policy may, depending upon the circumstances, require us to pay the initial amount of any liability incurred and then to pay the further costs of defending a claim, subject to reimbursement from the insurance carrier, we intend to provide for this contingency in the Contingency Reserve.

Treatment of Stock Options and Warrants.

        In connection with the filing our Plan of Liquidation, we intend to terminate our existing stock option plans and our employee stock purchase plan. We will give notice to holders of outstanding stock options and warrants of our plans to liquidate, and allow these holders to exercise their vested stock options or warrants prior to our dissolution. All of our outstanding stock options and warrants are out of the money, and we do not expect that any stock options or warrant will be exercised prior to filing our Plan of Liquidation.

         Payment of Expenses.    We may, in the discretion of our board of directors, pay any brokerage, agency, professional and other fees and expenses to any person in connection with the sale or other disposition of our assets and the implementation of the Plan of Liquidation.

Material U.S. Federal Income Tax Consequences of the Plan of Liquidation

        The following discussion is a general summary of the material federal income tax consequences of the Plan of Liquidation but does not purport to be a complete analysis of all potential tax effects. The discussion addresses neither the tax consequences that may be relevant to particular categories of stockholders subject to special treatment under certain federal income tax laws (such as dealers in securities, banks, insurance companies, tax-exempt organizations, mutual funds, and foreign individuals and entities) nor any tax consequences arising under the laws of any state, local or foreign jurisdiction. The discussion is based upon the Internal Revenue Code of 1986, as amended, which we refer to in this proxy statement as the Code, U.S. Department of the Treasury regulations, Internal Revenue Service, or the IRS, rulings, and judicial decisions now in effect, all of which are subject to change or to varying interpretation at any time. Any such changes or varying interpretations may also be applied retroactively. The following discussion has no binding effect on the IRS or the courts and assumes that we will liquidate in accordance with the Plan of Liquidation.

        Distributions pursuant to the Plan of Liquidation may occur at various times and in more than one tax year. We can give no assurance that the tax treatment described herein will remain unchanged at the time of such distributions. No ruling has been requested from the IRS with respect to the anticipated tax treatment of the Plan of Liquidation, and we will not seek an opinion of counsel with respect to the anticipated tax treatment. If any of the anticipated tax consequences stated herein proves to be incorrect, the result could be increased taxation at the corporate or stockholder level, thus reducing the benefit to us and our stockholders of the liquidation. Tax considerations applicable to particular stockholders may vary with and be contingent on the stockholder's individual circumstances.

         Consequences to Ibis.    After the approval of the Plan of Liquidation and our dissolution and until the liquidation is completed, we will continue to be subject to income tax on our taxable income such as interest income, gain from the sale of our assets or income from operations. We will recognize gain or loss with respect to the sale of our assets in an amount equal to the difference between the fair market value of the consideration received for each asset and our adjusted tax basis in the asset sold. Upon the distribution of any non-cash asset to our stockholders pursuant to the Plan of Liquidation

(including distributions of assets to a liquidating trust or trusts), we will recognize gain or loss as if such asset were sold to the stockholders at its fair market value, unless certain exceptions to the recognition of loss apply. We anticipate that no such exception will apply and, accordingly, that we should recognize gain or loss on any distribution of non-cash assets to stockholders pursuant to the Plan of Liquidation.

         Consequences to Stockholders.    Amounts received by stockholders pursuant to the liquidation will be treated as full payment in exchange for their shares of our common stock. As a result of our liquidation, stockholders will recognize gain or loss equal to the difference between (1) the sum of the amount of cash distributed to them and the fair market value, at the time of distribution, of any property distributed to them (including distributions of assets to a liquidating trust or trusts), and (2) their tax basis for their shares of common stock. A stockholder's tax basis in such stockholder's shares will depend upon various factors, including the stockholder's cost and the amount and nature of any distributions received with respect thereto.

        A stockholder's gain or loss will be computed on a "per share" basis. We expect to make more than one liquidating distribution, each of which will be allocated proportionately to each share of stock owned by a stockholder. The value of each liquidating distribution will be applied against and reduce a stockholder's tax basis in such stockholder's shares of stock. Gain will be recognized by reason of a liquidating distribution only to the extent that the aggregate value of such distributions received by a stockholder with respect to a share exceeds such stockholder's tax basis for that share. Any loss generally will be recognized only when our final distribution to stockholders has been received and then only if the aggregate value of the liquidating distributions with respect to a share is less than the stockholder's tax basis for that share. Gain or loss recognized by a stockholder will be capital gain or loss provided the shares are held as capital assets and will be long-term capital gain or loss if the stock has been held for more than one year. Gain resulting from distributions of cash or assets from a corporation pursuant to a plan of liquidation is, therefore, generally capital gain rather than ordinary income.

        Upon any distribution of property, the stockholder's tax basis in such property immediately after the distribution will be the fair market value of such property at the time of distribution. The gain or loss realized upon the stockholder's future sale of that property will be measured by the difference between the stockholder's tax basis in the property at the time of such sale and the proceeds of such sale.

        After the close of our taxable year, we will provide our stockholders and the IRS with a statement of the amount of cash distributed to stockholders and our best estimate as to the value of any property distributed to them during that year. The IRS could challenge such valuation. As a result of such a challenge, the amount of gain or loss recognized by stockholders might be changed. Distributions to our stockholders could result in tax liability to any given stockholder exceeding the amount of cash received, requiring that stockholder to meet the tax obligations from other sources or by selling all or a portion of the assets received.

        If a stockholder is required to satisfy any liability of ours not fully covered by our Contingency Reserve, payments by a stockholder in satisfaction of such liabilities would generally produce a capital loss, which, in the hands of an individual stockholder, could not be carried back to prior years to offset capital gains realized from liquidating distributions in those years.

         The Liquidating Trust or Trusts.    If we transfer assets to a liquidating trust or trusts, we intend to structure such trust or trusts so that stockholders will be treated for tax purposes as having received their pro rata share of the property transferred to the liquidating trust or trusts. In such event, the amount of the distribution will be reduced by the amount of known liabilities assumed by the liquidating trust or trusts or to which the property transferred is subject. The liquidating trust or trusts themselves should not be subject to tax. After formation of the liquidating trust or trusts, the stockholders will take into account for federal income tax purposes their allocable portion of any income, gain or loss recognized by the liquidating trust or trusts. As a result of the transfer of property to the liquidating trust or trusts and the ongoing operations of the liquidating trust or trusts, stockholders should be aware that they may be subject to tax, whether or not they have received any actual distributions from the liquidating trust or trusts with which to pay such tax.

         Taxation of Non-United States Stockholders.    Foreign corporations or persons who are not citizens or residents of the United States should consult their tax advisors with respect to the U.S. and non-U.S. tax consequences of the Plan of Liquidation.

         State and Local Tax.    Stockholders may also be subject to state or local taxes and should consult their tax advisors with respect to the state and local tax consequences of the Plan of Liquidation.

         Information Reporting.    We are required to report to the Internal Revenue Service and to each stockholder that is a U.S. person the amount of any payment received by such stockholder upon our dissolution. In order for us to comply with this information reporting requirement, stockholders must (1) furnish us with a correct taxpayer identification number on a properly completed Internal Revenue Service Form W-9 or successor form or (2) provide us with a certification of foreign status on an appropriate Form W-8 or successor form.

        The foregoing summary of certain federal income tax consequences is included for general information only and does not constitute legal advice to any stockholder. The tax consequences of the plan may vary depending upon the particular circumstances of the stockholder. We recommend that each stockholder consult his, her or its own tax advisor regarding the tax consequences of the Plan of Liquidation.

        THE PRECEDING DISCUSSION IS A SUMMARY OF THE MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN OF LIQUIDATION AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. THIS DISCUSSION WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR AVOIDING PENALTIES THAT MAY BE IMPOSED ON ANY TAXPAYER. THIS DISCUSSION WAS WRITTEN TO SUPPORT THE SOLICITATION OF PROXIES FOR THE SPECIAL MEETING OF THE STOCKHOLDERS OF IBIS. ALL STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO THEM OF THE PLAN OF LIQUIDATION AND THE APPLICABILITY OF STATE, LOCAL, FOREIGN AND OTHER APPLICABLE TAX LAWS AND ANY PROPOSED TAX LAW CHANGES.

Liquidation Analysis and Estimates

        Our management has estimated, as of November 11, 2008, the following potentially realizable values or ranges of realizable values for our assets, estimated liabilities and estimated costs of liquidation after we cease operations. There can be no assurance, however, that we will incur costs or be able to settle our liabilities or dispose of our assets within the indicated ranges, or at all.

        The method used by us in estimating the values and value ranges or our assets other than cash and cash equivalents is inexact and may not approximate values actually realized. In addition, our estimates of our liabilities and operating costs are subject to numerous uncertainties beyond our control and also do not reflect any unknown liabilities or contingent liabilities that may materialize. For these reasons, the actual net proceeds distributed to stockholders in liquidation could be significantly less than the estimated amounts shown.

        Since the terms of the disposition of our assets pursuant to the Plan of Liquidation have not been determined, we have concluded that pro forma financial information concerning the Plan of Liquidation cannot be presented in any meaningful fashion.

Range of Estimated Cash Available for Distribution to Common Stockholders

	Anticipated Assets to Distribute, including Higher Liquidation and Dissolution Cost Estimates	Anticipated Assets to Distribute, including Lower Liquidation and Dissolution Cost Estimates

	(in thousands except per share numbers)
Estimated cash available as of December 31, 2008:	$2,843	$2,843
Estimated proceeds from the sale of remaining assets	$150	$500
Estimated proceeds available for payments to Ibis' creditors and stockholders following sale of the remaining assets of the business:	$2,993	$3,343
Estimated amounts to be paid by Ibis following approval of the Plan of Dissolution:
Accrued current liabilities(1)	$(200)	$(200)
Change of control agreement costs(2)	$(660)	$(660)
Legal, tax and other professional fees(3)	$(200)	$(225)
Estimated costs of existing lease, building utilities and building repair(4)	$(725)	$(400)
Estimated costs to purchase directors and officer's liability insurance and insurance on building(5)	$(300)	$(300)
Estimated operating costs and other costs associated with Ibis' liquidation and dissolution(6)	$(125)	$(75)
Reserve for unanticipated claims, contingencies and expenses(7)	$(250)	$(200)
Total estimated amounts to be paid by Ibis following approval of the Plan of Dissolution:	$(2,460)	$(2,060)
Estimated cash available for distribution to holders of shares of Ibis common stock	$533	$1,283
Assumed shares outstanding	14,300	14,300
Estimated per share distribution	$0.03	$0.09
(1)
Includes costs associated with remaining medical premiums for employees, utility payments, and costs associated with running down operations of the Company.

(2)
Includes estimated amounts owed by Ibis to employees with change of control agreements. For more information on these change of control agreements and the payments potentially owed by Ibis under these agreements, see pages 14-15 of this proxy statement.

(3)
Includes estimates of the legal, accountant and bankers fees that it either has incurred or will incur in connection with consummation of the Plan of Dissolution. Estimated legal expenses may increase if the Company sells more of its remaining assets, which will require additional legal documentation.

(4)
Includes costs associated with existing lease agreement, utility costs and repairs to the existing premises.

(5)
Includes costs to purchase directors and officer's insurance for the time period until the dissolution of the Company is complete.

(6)
Includes the estimated costs Ibis may pay to a liquidating trustee or consultant engaged to manage the liquidation or dissolution process. Also includes estimated costs of liquidation and dissolution related legal fees, transfer agent fees, insurance premiums, office-related expenses, tax return preparation fees, SEC filing fees and an estimated reserve for tax audit expenses.

(7)
Consists of an estimated reserve for unanticipated claims, contingencies and related expenses. The balance of this amount, if any, will be distributed to shareholders after the dissolution of the Company is complete.

Vote Required and Board Recommendation

        The approval of the Plan of Liquidation and our dissolution requires the affirmative vote of two-thirds of all the votes entitled to be cast.

        Our board of directors recommends a vote FOR this proposal. It is intended that shares represented by the enclosed form of proxy will be voted in favor of this proposal unless otherwise specified in such proxy.

PROPOSAL 2—ADJOURNMENT PROPOSAL

        If at the special meeting the number of our shares common stock present or represented and voting in favor of the approval of the Plan of Liquidation and dissolution is insufficient to approve this proposal, our board of directors intends to move to adjourn the special meeting in order to solicit additional proxies in favor of the Plan of Liquidation and dissolution. In that event, we will ask our stockholders to vote only upon the adjournment proposal and not vote on the Plan of Liquidation and dissolution.

        In this proposal, we are asking you to authorize the board of directors to vote in favor of adjourning the special meeting, and any later adjournments, to a date or dates not later than January 31, 2009, in order to enable us to solicit additional proxies in favor of the approval of the Plan of Liquidation and dissolution proposal. If the stockholders approve the adjournment proposal, the our board of directors could adjourn the special meeting, and any adjourned session of the special meeting, to a date not later than January 31, 2009 and use the additional time to solicit additional proxies in favor of the approval of Plan of Liquidation and dissolution proposal.

        Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against the approval of Plan of Liquidation and dissolution proposal, we could adjourn the special meeting without this proposal for up to 30 days and during that period, seek to convince the holders of those shares to change their votes to votes in favor of the approval of Plan of Liquidation and dissolution proposal.

Vote Required and Board Recommendation

        The adjournment proposal requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the special meeting.

        Our board of directors recommends a vote FOR this proposal. It is intended that shares represented by the enclosed form of proxy will be voted in favor of this proposal unless otherwise specified in such proxy.

BENEFICIAL OWNERSHIP OF COMMON STOCK

SHARE OWNERSHIP

        The following table sets forth certain information as of November 25, 2008 concerning the ownership of Common Stock by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock, (ii) each current member of the Board of Directors, (iii) each executive officer, and (iv) all current directors and executive officers as a group.

	Shares Beneficially Owned(2)
Name and Address(1)**	Number	Percent
Special Situations Fund III QP, L.P. and its affiliated funds(3)(4) 527 Madison Avenue, Suite 2600 New York, NY 10022	5,912,148	41.3%
Martin J. Reid(5)	316,600	2.2%
Robert P. Dolan(6)	100,282	*
Robert L. Gable(7)	46,250	*
William J. Schmidt(8)	90,477	*
Leslie B. Lewis(9)	29,550	*
Lamberto Raffaelli(10)	18,250	*
Dimitri Antoniadis, Ph.D.(11)	11,250	*
Cosmo S. Trapani(12)	14,750	*
Donald F. McGuinness(13)	11,250	*
Executive Officers and Directors as a group (9 Persons)(14)	638,659	4.3%

*
Represents beneficial ownership of less than 1% of the outstanding Common Stock.

**
Addresses are given for beneficial owners of more than 5% of the outstanding Common Stock only.

(1)
The address for each beneficial owner is c/o Ibis Technology Corporation, 32 Cherry Hill Drive, Danvers, Massachusetts, 01923.

(2)
The number of shares of Common Stock issued and outstanding on November 25, 2008 was 14,317,482. The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of Common Stock issued and outstanding at November 25, 2008, plus shares of Common Stock subject to options held by such person or group at November 25, 2008 and exercisable within 60 days thereafter. The Company believes that all the persons and entities named in the Table have the sole voting and investment power with respect to all the shares as beneficially owned by them, except as noted below.

(3)
MGP Advisors Limited ("MGP") is the general partner of the Special Situations Fund III QP, L.P. ("QP"). AWM Investment Company, Inc. ("AWM") is the general partner of MGP and the investment adviser to QP, the Special Situations Technology Fund, L.P. ("Tech"), the Special Situations Technology Fund II, L.P. ("Tech II") and the Special Situations Private Equity Fund, L.P. ("PE"). Austin W. Marxe and David M. Greenhouse are the principal owners of MGP and AWM.

  Through their control of MGP and AWM, Messrs. Marxe and Greenhouse share voting and investment control over the portfolio securities of each of QP, Tech, Tech II and PE.

(4)
Includes share voting and investment control over 1,689,189 shares of Common Stock, 145,270 shares of Common Stock, 868,233 shares of Common Stock and 675,675 shares of Common Stock held by QP, Tech, Tech II and PE, respectively, as well as 1,266,891 shares of Common Stock, 108,952 shares of Common Stock, 651,182 shares of Common Stock and 506,756 shares of Common Stock issuable to QP, Tech, Tech II and PE upon the exercise of warrants exercisable within 60 days of the date hereof. The interest of Austin W. Marxe and David M. Greenhouse in the shares of Common Stock and Warrants owned by QP, PE, Tech and Tech II is limited to the extent of his pecuniary interest. This information is based solely on a Form SC 13D filed with the Securities and Exchange Commission and dated May 24, 2007.

(5)
Includes 300,600 shares of Common Stock that may be acquired upon the exercise of options within 60 days of November 25, 2008.

(6)
Includes 100,282 shares of Common Stock that may be acquired upon the exercise of options within 60 days of November 25, 2008.

(7)
Includes 11,250 shares of Common Stock that may be acquired upon the exercise of options within 60 days of November 25, 2008.

(8)
Includes 79,500 shares of Common Stock that may be acquired upon the exercise of options within 60 days of November 25, 2008.

(9)
Includes 11,250 shares of Common Stock that may be acquired upon the exercise of options within 60 days of November 25, 2008.

(10)
Includes 11,250 shares of Common Stock that may be acquired upon the exercise of options within 60 days of November 25, 2008.

(11)
Includes 11,250 shares of Common Stock that may be acquired upon the exercise of options within 60 days of November 25, 2008.

(12)
Consists of 13,750 shares of Common Stock that may be acquired upon the exercise of options within 60 days of November 25, 2008.

(13)
Includes 11,250 shares of Common Stock that may be acquired upon the exercise of options within 60 days of November 25, 2008.

(14)
See footnotes 5 through 13 above (9 Persons).

OTHER MATTERS

Cost of Solicitation

        We will bear all costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, fax, email and in-person meetings. We will also request that brokers, custodians and fiduciaries forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Stockholder Proposals for the 2009 Annual Meeting

        If Proposal 1 regarding the Plan of Liquidation and the dissolution is approved at the special meeting, we do not expect to have any further annual meetings. If, however, Proposal 1 is not approved at the special meeting, then any proposal that you wish to be considered for inclusion in our proxy statement and proxy card for our 2009 Annual Meeting of Stockholders must be received by the Secretary of Ibis at our offices, 32 Cherry Hill Drive, Danvers, Massachusetts 10923 in reasonable time before we begin to print and mail our proxy materials.

Householding of Proxy Materials

        To reduce the expenses of printing and delivering duplicate copies of proxy statements, some banks, brokers, and other nominee record holders may be taking advantage of the SEC "householding" rules that permit the delivery of only one copy of these materials to stockholders who share an address unless otherwise requested. If you share an address with another stockholder and have received only one copy of this proxy statement, you may request a separate copy of these materials at no cost to you by calling our office of Investor Relations at 978-777-4247 or by writing to Ibis Technology Corporation, 32 Cherry Hill Drive, Danvers, Massachusetts 10923, Attention: Investor Relations. For future stockholder meetings, you may request separate copies of these materials, or request that we send only one set of these materials to you if you are receiving multiple copies by calling or writing to us at the number or address given above.

Incorporation of Certain Documents by Reference

        Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as amended, is incorporated herein by reference, except with respect to information superseded by information contained in this proxy statement.

        All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the special meeting or any adjournment or postponement thereof will be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other document subsequently filed with the SEC which also is deemed to be incorporated by reference herein modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

        The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (www.sec.gov) that contains information that we file electronically with the SEC.

        We will provide without charge to each person to whom a copy of this proxy statement is delivered, upon the written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the documents incorporated by reference herein and not otherwise delivered to stockholders (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Ibis Technology Corporation, 32 Cherry Hill Drive, Danvers, Massachusetts 10923, Attention: Investor Relations, or at (978) 777-4247.

By Order of the Board of Directors,

/s/ MARTIN J. REID
 President, Chief Executive Officer and Chairman

APPENDIX A

PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION
OF
IBIS TECHNOLOGY CORPORATION.

        This Plan of Complete Liquidation and Dissolution (the "Plan") is intended to accomplish the dissolution and complete liquidation of Ibis Technology Corporation, a Massachusetts corporation (the "Company"), in accordance with the Massachusetts General Laws, as from time to time in effect (the "MGL"), including without limitation Chapter 156D of the Massachusetts Business Corporation Act, and Section 331 of the Internal Revenue Code of 1986, as amended (the "Code"), as indicated below.

        1.    Adoption of Plan; Effective Date.    The Board of Directors of the Company (the "Board of Directors") has adopted this Plan and called a special meeting (including any adjournment thereof, the "Meeting") of the Company's stockholders (the "Stockholders") to take action on the Plan. If Stockholders holding at least two-thirds of the Company's outstanding common stock, par value $.008 per share (the "Common Stock"), vote at the Meeting for the authorization and approval of this Plan and the dissolution of the Corporation, the Plan shall constitute the adopted Plan of the Company as of the date of the Meeting or such later date on which the Stockholders may approve the Plan if the Meeting is adjourned to a later date (the "Adoption Date").

        2.    Cessation of Business Activities.    After the Adoption Date, the Company shall not engage in any business activities except to the extent necessary to preserve the value of its assets, wind up its business and affairs, and distribute its assets in accordance with this Plan. No later than thirty (30) days following the Adoption Date, the Company shall file Form 966 with the Internal Revenue Service.

        3.    Dissolution Process.    From and after the Adoption Date, the Company shall complete the following corporate actions:

          (a)   The Company shall determine whether and when to (i) transfer the Company's property and assets (other than cash, cash equivalents and accounts receivable) to a liquidating trust (established pursuant to Section 6 hereof), or (ii) collect, sell, exchange or otherwise dispose of all of its property and assets in one or more transactions upon such terms and conditions as the Board of Directors, in its absolute discretion, deems expedient and in the best interests of the Company and the Stockholders. In connection with such collection, sale, exchange and other disposition, the Company shall collect or make provision for the collection of all accounts receivable, debts and claims owing to the Company.

          (b)   The Company shall, as determined by the Board of Directors, (i) pay or make reasonable provision to pay all claims and obligations of the Company, including all contingent, conditional or unmatured contractual claims known to the Company, (ii) make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the Company that is the subject of a pending action, suit or proceeding to which the Company is a party and (iii) make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Company or that have not arisen but that, based on facts known to the Company, are likely to arise or to become known to the Company within ten years after the date of dissolution.

          (c)   The Company shall distribute pro rata to the Stockholders all available cash, including the cash proceeds of any sale, exchange or disposition, except such cash, property or assets as are required for paying or making provision for claims pursuant to Section 3(b) above. Such distribution may occur all at once or in a series of distributions and shall be in cash or assets, in such amounts, and at such time or times, as the Board of Directors or the Trustees (as defined in Section 6 hereof), in their absolute discretion, may determine. The Company shall, as determined by the Board of Directors or the Trustees, in their absolute discretion, establish and set aside an amount of cash or property (the "Contingency Reserve") to satisfy actual or potential claims against or obligations of the Company as provided in the Plan.

        4.    Cancellation of Stock.    The distributions to the Stockholders pursuant to Sections 3 and 6 hereof shall be in complete cancellation of all of the outstanding Common Stock. As a condition to receipt of any distribution to the Stockholders, the Board of Directors or the Trustees, in their absolute discretion, may require the Stockholders to (i) surrender their certificates evidencing the Common Stock to the Company or its agent for recording of such distributions thereon or (ii) furnish the Company with evidence satisfactory to the Board of Directors or the Trustees of the loss, theft or destruction of their certificates evidencing the Common Stock, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board of Directors or the Trustees ("Satisfactory Evidence and Indemnity"). As a condition to receipt of any final distribution to the Stockholders, the Board of Directors or the Trustees, in their absolute discretion, may require the Stockholders to (i) surrender their certificates evidencing the Common Stock to the Company or its agent for cancellation or (ii) furnish the Company with Satisfactory Evidence and Indemnity. The Company will finally close its stock transfer books and discontinue recording transfers of Common Stock on the date of dissolution of the Company, and thereafter certificates representing Common Stock will not be assignable or transferable on the books of the Company except by will, intestate succession, or operation of law.

        5.    Unclaimed Distributions.    If any distribution to a Stockholder cannot be made, whether because the Stockholder cannot be located, has not surrendered its certificates evidencing the Common Stock as required hereunder or for any other reason, the distribution to which such Stockholder is entitled (unless transferred to the Trust established pursuant to Section 6 hereof) shall be transferred, at such time as the final liquidating distribution is made by the Company, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such Stockholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

        6.    Liquidating Trust.    If deemed necessary, appropriate or desirable by the Board of Directors, in its absolute discretion, in furtherance of the liquidation and distribution of the Company's assets to the Stockholders, as a final liquidating distribution or from time to time, the Company shall transfer to one or more liquidating trustees, for the benefit of the Stockholders (the "Trustees"), under a liquidating trust (the "Trust"), any assets of the Company that are (i) not reasonably susceptible to distribution to the Stockholders, including without limitation non-cash assets and assets held on behalf of the Stockholders (a) who cannot be located or who do not tender their certificates evidencing the Common Stock to the Company or its agent as hereinabove required or (b) to whom distributions may not be made based upon restrictions under contract or law, including, without limitation, restrictions of the federal securities laws and regulations promulgated thereunder, or (ii) held as the Contingency Reserve. The Board of Directors is hereby authorized to appoint one or more individuals, corporations, partnerships or other persons, or any combination thereof, including, without limitation, any one or more officers, directors, employees, agents or representatives of the Company, to act as the initial Trustee or Trustees for the benefit of the Stockholders and to receive any assets of the Company. Any Trustees appointed as provided in the preceding sentence shall succeed to all right, title and interest of the Company of any kind and character with respect to such transferred assets and, to the extent of the assets so transferred and solely in their capacity as Trustees, shall assume all of the liabilities and obligations of the Company, including, without limitation, any unsatisfied claims and unascertained or contingent liabilities. Further, any conveyance of assets to the Trustees shall be deemed to be a distribution of property and assets by the Company to the Stockholders for the purposes of Section 3 of this Plan. Any such conveyance to the Trustees shall be in trust for the Stockholders of the

Company. The Company, subject to this Section 6 and as authorized by the Board of Directors, in its absolute discretion, may enter into a liquidating trust agreement with the Trustees, on such terms and conditions as the Board of Directors, in its absolute discretion, may deem necessary, appropriate or desirable. Adoption of this Plan by two-thirds of the outstanding Common Stock shall constitute the approval of the Stockholders of any such appointment, any such liquidating trust agreement and any transfer of assets by the Company to the Trust as their act and as a part hereof as if herein written.

        7.    Notices and Reserves Under Chapter 156D of the MGL.    Pursuant to the procedures described in Sections 14.06, 14.07 and 14.08 of Chapter 156D of the MGL, the Company shall take the following additional corporate action, to the extent necessary or appropriate, and any other steps determined by the Board of Directors in its absolute discretion to be necessary or appropriate:

  (i)
  Pursuant to Section 14.06 of Chapter 156D of the MGL, the giving of written notice of the dissolution of the Company to all known claimants whose claim the Company disputes in whole or in part, such notice to (A) state the amount of the claim that is disputed, (B) state that the assets out of which the claim may be satisfied shall be limited as provided in subsection (c) of Section 14.06 of Chapter 156D of the MGL unless a statement of the claim is received within the deadline specified in such notice by which the Company shall receive the statement of the claim, (C) describe the information that shall be included in the statement of the claim, (D) include the mailing address to which the statement shall be sent and (E) include a copy of Section 14.06 of Chapter 156D of the MGL.

  (ii)
  Pursuant to Section 14.07 of Chapter 156D of the MGL, following the effective date of the Company's dissolution, (A) the posting of notice of the Company's dissolution on the Company's website until the earlier to occur of 30 days or the discontinuance of the Company's website, (B) the publication of notice of such dissolution one time in a newspaper of general circulation in the city, town or county in which the principal office of the Company is located and (C) the publication of notice of such dissolution at least once in a daily newspaper with national circulation, such notice as outlined in sections (A), (B) and (C) to describe the information that shall be included in the statement of the claim, provide the mailing address to which such statement should be sent and state that the assets out of which any unknown claim against the Company, including unknown contingent claims, may be satisfied will be limited as provided in subsection (c) of Section 14.07 of Chapter 156D of the MGL unless a claim is received within three years after the publication of the notice;

  (iii)
  Pursuant to Section 14.08 of Chapter 156D of the MGL, following the third anniversary of the date of publication of notice of dissolution under Section 14.07 of Chapter 156D of the MGL, for all unasserted claims for personal injury, wrongful death, loss of consortium or property damage based upon products or services provided by the Company which may be thereafter asserted against the Company, (A) the setting aside in a reserve of a reasonable amount of its assets, including by the purchasing of paid-up insurance or obtaining an assumption of liability by a responsible third party, to cover such claims, in compliance with the provisions of Section 14.08 of Chapter 156D of the MGL and (B) the publication of notice, as described in subsections (ii)(A), (B) and (C) of this Section 7, stating that the Company has complied with Section 14.08 of Chapter 156D of the MGL; and

  (iv)
  Pursuant to Section 14.08 of Chapter 156D of the MGL, following the third anniversary of the date of publication of notice of dissolution under Section 14.07 of Chapter 156D of the MGL, for all remaining known but still contingent claims against the Company, (A) the creation of a separate reserve in accordance with subsection (iii)(A) of this Section 7 to cover such claims or increases, by a reasonable amount, the assets set aside in a reserve for unasserted liability claims specified in subsection (iii) of this Section 7 and the making of such reserve also applicable to known but contingent claims against the Company and (B) the sending of written notice to each holder of a known but still contingent claim against the Company stating that, pursuant to Section 14.08 of Chapter 156D of the MGL, if such claim thereafter becomes due and payable and is not paid by the Company, the assets out of which such claim may be satisfied will be limited as provided in subsection (iii) of Section 14.08 of Chapter 156D of the MGL.

        Notwithstanding the foregoing, the Company shall not be required to follow the procedures described in Sections 14.06, 14.07 and 14.08 of Chapter 156D of the MGL, and the adoption of the Plan by the Company's Stockholders shall constitute full and complete authority for the Board of Directors and the officers of the Company, without further Stockholders action, to proceed with the dissolution and liquidation of the Company in accordance with any applicable provision of the MGL, including, without limitation, Sections 14.06, 14.07 and 14.08 of Chapter 156D thereof.

        8.    Required Trust.    Whether or not a Trust shall have been previously established pursuant to Section 6, in the event it should not be feasible for the Company to make the final distribution to the Stockholders of all assets and properties of the Company prior to the third anniversary of the date of dissolution of the Company, then, on or before such date, the Company shall be required to establish a Trust and transfer any remaining assets and properties (including, without limitation, any uncollected claims, contingent assets and the Contingency Reserve) to the Trustees as set forth in Section 6.

        9.    Distributions With Respect to Outstanding Options and Warrants.    That, to the extent provided pursuant to the terms of the Company's 1993 Employee, Director and Consultant Stock Option Plan, 1997 Employee, Director and Consultant Stock Option Plan, 2007 Employee, Director and Consultant Stock Option Plan and stock options granted outside of the foregoing plans, each of such plans and options as amended to date and as they may be amended from time to time (each, an "Option Plan," and collectively, the "Option Plans"), and the terms of outstanding warrants, all distributions to the Stockholders pursuant to the terms of this Plan, including pursuant to Sections 3, 7 and 6 hereof, shall also be made pro rata to the holders of options under such Option Plans and warrants (less any amounts required to be deducted pursuant to the terms of the Option Plans and warrants), and, unless the context requires otherwise, any reference herein to "Stockholders" shall include the holders of such options and warrants.

        10.    Absence of Appraisal Rights.    Under Section 13.02 of Chapter 156D of the MGL, the Company's Stockholders are not entitled to appraisal rights for their shares of capital stock in connection with the transactions contemplated by the Plan.

        11.    Certificates and Filings.    After the Adoption Date, the officers of the Company shall, at such time as the Board of Directors, in its absolute discretion, deems necessary, appropriate or desirable, obtain any certificates required from and make any required filings with the Massachusetts corporation and tax authorities and, upon obtaining such certificates and making such filings, the Company shall file with the Secretary of State of the Commonwealth of Massachusetts articles of dissolution (the "Articles of Dissolution") in accordance with the MGL.

        12.    Stockholder Consent to Sale of Assets.    Adoption of this Plan by holders of at least two-thirds of the outstanding Common Stock shall constitute the authorization and approval of the Stockholders of this Plan, the dissolution of the Company and the sale, exchange or other disposition in liquidation of all of the property and assets of the Company, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of any contracts for sale, exchange or other disposition which are conditioned on adoption of this Plan.

        13.    Expenses of Dissolution.    In connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board of Directors, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company's property and assets and the implementation of this Plan.

        14.    Compensation.    In connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board of Directors, pay to the Company's officers, directors, employees, agents and representatives, or any of them, compensation or additional compensation above their regular compensation, in money or other property, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the implementation of this Plan. Authorization and approval of this Plan by the Company's stockholders shall constitute the approval of the Stockholders of the payment of any such compensation.

        15.    Indemnification.    The Company shall continue to indemnify its officers, directors, employees, agents and representatives in accordance with its articles of organization and by-laws and any contractual arrangements, including without limitation for actions taken in connection with this Plan and the winding up of the affairs of the Company. The Company's obligation to indemnify such persons may also be satisfied out of the assets of the Trust. The Board of Directors and the Trustees, in their absolute discretion, are authorized to obtain and maintain insurance as may be necessary or appropriate to cover the Company's obligations hereunder.

        16.    Modification and Abandonment of the Plan.    Notwithstanding authorization and approval of this Plan by the Stockholders, the Board of Directors may modify, amend or abandon this Plan and the transactions contemplated hereby without further action by the Stockholders to the extent permitted by the MGL.

        17.    Authorization.    The Board of Directors of the Company is hereby authorized, without further action by the Stockholders, to do and perform or cause the officers of the Company, subject to approval of the Board of Directors, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind that are deemed necessary, appropriate or desirable, in the absolute discretion of the Board of Directors, to implement this Plan and the transactions contemplated hereby, including, without limiting the foregoing, all filings or acts required by any state or federal law or regulation to wind up its affairs.

—FOLD AND DETACH HERE AND READ THE REVERSE SIDE—

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

IBIS TECHNOLOGY CORPORATION

        The undersigned hereby appoints Martin J. Reid and William J. Schmidt, and each of them, (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of Ibis Technology Corporation (the "Company") registered in the name provided herein which the undersigned is entitled to vote at the 2008 Special Meeting of Stockholders to be held at the offices of the Company, 32 Cherry Hill Drive, Danvers, Massachusetts, at 9:00 a.m. local time on [                                    ], December  [            ], 2008, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy.

(Continued, and to be marked, dated and signed, on the other side)

IBIS TECHNOLOGY CORPORATION

—FOLD AND DETACH HERE AND READ THE REVERSE SIDE—

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS.

THIS PROXY WILL BE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF IBIS TECHNOLOGY CORPORATION.

The Board of Directors recommends a vote FOR all of the proposals.

Please mark your votes like this    X

	FOR	AGAINST	ABSTAIN
1. PROPOSAL TO APPROVE AND ADOPT THE PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION OF THE COMPANY.	☐	☐	☐
	FOR	AGAINST	ABSTAIN
2. PROPOSAL TO GRANT AUTHORITY TO THE COMPANY'S BOARD OF DIRECTORS TO ADJOURN THE SPECIAL MEETING, EVEN IF A QUORUM IS PRESENT, TO SOLICIT ADDITIONAL VOTES FOR THE PLAN OF DISSOLUTION PROPOSAL	☐	☐	☐
3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature                                         Signature                                         Date

Note: Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.